Exhibit 99.906CERT

certification

Samuel Dunlap, President and Principal Executive Officer, and Jessica Chase, Treasurer and Principal Financial Officer of Sardis Credit Opportunities Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Treasurer and Principal Financial Officer
Sardis Credit Opportunities Fund	Sardis Credit Opportunities Fund

/s/ Samuel Dunlap	/s/ Jessica Chase
Samuel Dunlap	Jessica Chase

Date: 3/03/2026	Date: 3/03/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.